EXHIBIT 99.1

FOR RELEASE	FOR MORE INFORMATION CONTACT
July 28, 2005	Scott Schroeder (281) 589-4993

CABOT OIL & GAS REPORTS

RECORD SECOND QUARTER FINANCIAL RESULTS

HOUSTON, July 28, 2005 - Cabot Oil & Gas Corporation (NYSE: COG) today announced record second quarter earnings and discretionary cash flow. Net income for the quarter rose 83 percent to $35.4 million, or $0.72 per share, versus $19.3 million, or $0.40 per share for the same period last year. In terms of cash flow, the Company reported cash flow from operations of $80.1 million compared to $45.7 million in last year’s second quarter. Discretionary cash flow rose 32 percent to $79.6 million for the quarter. Before giving effect to the non-cash selected items related to the comparable second quarters, Cabot would have reported $33.0 million of net income, or $0.67 per share versus $19.8 million or $0.41 per share last year, still record performance levels (see Selected Items table for details). All information has been adjusted for the first quarter 2005 3-for-2 stock split.

The record financial results are attributable to higher realized commodity prices and improved production for the year-over-year quarterly comparison, the consecutive quarter periods and for the comparative year-to-date periods. Natural gas price realizations reached $6.02 per mcf for the 2005 second quarter, a 20 percent increase over last year’s comparable period. Realized oil price quarterly comparisons were $43.76 per barrel for 2005 versus $31.10 per barrel for 2004. Production improvements were driven by results from the West region, where the Company experienced a nine percent increase between comparable quarters. Advances were also made in the East region with a five percent increase in equivalent production and to a lesser extent new production from Canada. This was offset by a four percent decline in the Gulf Coast region equivalent production.

“Cabot’s financial metrics continue to improve as do the underlying operational prospects,” stated Dan O. Dinges, Chairman, President and Chief Executive Officer. “We anticipate year-over-year production and reserve growth in 2005; the magnitude of any increases, however, will be impacted by timely execution of projects due to the up-tick of business in the service sector.”

In regards to costs, the Company experienced upward pressure in several expense categories in the second quarter, the leader being “Taxes Other Than Income,” which is substantially price driven, followed by higher DD&A, which is a function of the higher cost in the areas in which Cabot does business. Dinges added, “We continue to work hard to manage the cost creep (including goods and services, along with personnel costs) in our industry and its overall impact on our operating results.”

Year-to-Date

For the first six months of 2005, Cabot Oil & Gas reported a new high for net income, cash flow from operations and discretionary cash flow. Reported numbers included: $56.2 million or $1.15 per share, for net income; $188.1 million for cash flow from operations; and $162.3 million for discretionary cash flow. Higher realized commodity prices and higher production drove the improvement.

At June 30, 2005, Cabot had long-term debt of $250 million and a positive working capital position of $14.7 million (which includes $51.9 million of cash and cash equivalents, and $20 million related to the current portion of long-term debt and $42.1 million of mark-to-market liability associated with unrealized derivative losses).

“With the inflationary pressure in drilling costs, accretive opportunities and our strong financial position, we have increased our capital program to $330 million from the original $280 million level,” said Dinges. “This figure includes the increment required for the acquisitions disclosed in the Operations Update press release.”

Late in the second quarter and early in the third quarter, the Company executed two hedges covering 2006 production. Both hedges were wide collars, one covering oil production and one covering natural gas production. The oil hedge consists of 1,000 barrels per day with a $50.00 floor and a $76.00 ceiling for all of 2006. The natural gas hedge is for 25,000 Mmbtu per day, with a floor of $7.00 per Mmbtu and a ceiling of $11.00 per Mmbtu. “These volumes represent only a small portion of the full year anticipated production total,” added Dinges.

Conference Call

Listen in live to Cabot Oil & Gas Corporation’s 2005 second quarter financial and operating results discussion with financial analysts on Friday, July 29, at 9:30am EDT (8:30am CDT) at www.cabotog.com. A teleconference replay will also be available at (800) 642-1687, (U.S./Canada) or (706) 645-9291 (International), pass code 8037259. A replay will be available from Friday, July 29 through Friday, August 5, 2005. The latest financial guidance, including the Company’s hedge positions, along with a replay of the web cast, which will be archived for one year, are available in the investor relations section of the Company’s website at www.cabotog.com.

* * *

Cabot Oil & Gas Corporation, headquartered in Houston, Texas, is a leading independent natural gas producer with substantial interests in the Gulf Coast, including Texas and Louisiana; the West, including the Rocky Mountains and Mid-Continent; the East, with an expansion effort in Canada. For additional information, visit the Company’s Internet homepage at www.cabotog.com.

Forward-Looking Statements

The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company’s Securities and Exchange Commission filings.

CABOT OIL & GAS RESULTS — Page 4

OPERATING DATA

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
PRODUCED NATURAL GAS (Bcf) & OIL (MBbl)
Natural Gas
Gulf Coast	7.3	7.6	14.7	15.2
West	5.7	5.2	11.4	10.8
East	5.1	4.9	10.2	9.3
Canada	0.3	—	0.5	—

Total	18.4	17.7	36.8	35.3

Crude/Condensate/Ngl
Gulf Coast	421	455	827	948
West	45	43	82	84
East	8	7	13	13
Canada	5	0	9	—

Total	479	505	931	1,045

Equivalent Production (Bcfe)	21.3	20.7	42.4	41.6

PRICES
Average Produced Gas Sales Price ($/Mcf)
Gulf Coast	$6.14	$5.12	$6.09	$5.13
West	$5.47	$4.64	$5.10	$4.74
East	$6.54	$5.29	$6.44	$5.53
Canada	$4.53	$—	$4.95	$—
Total	$6.02	$5.02	$5.86	$5.12

Crude/Condensate Price ($/Bbl)
Gulf Coast	$42.86	$30.43	$42.19	$30.57
West	$52.27	$37.37	$50.61	$35.89
East	$50.32	$36.41	$49.37	$34.17
Canada	$35.43	$—	$36.83	$—
Total	$43.76	$31.10	$42.96	$31.04

WELLS DRILLED
Gross	97	92	141	130
Net	77	84	105	113
Gross Success Rate	98%	97%	94%	98%

CABOT OIL & GAS RESULTS — Page 5

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Operating Revenues
Natural Gas Production (1)	$111,817	$90,028	$216,089	$180,407
Brokered Natural Gas	15,520	15,628	42,012	47,187
Crude Oil and Condensate (1)	23,936	13,552	35,914	26,319
Other	611	534	1,943	2,433

	151,884	119,742	295,958	256,346

Operating Expenses
Brokered Natural Gas Cost	13,701	13,596	36,999	42,317
Direct Operations - Field and Pipeline	14,307	13,114	28,925	25,192
Exploration	11,362	9,568	30,731	25,712
Depreciation, Depletion and Amortization	29,755	27,350	59,822	54,162
General and Administrative (excluding Stock-based Compensation)	7,168	6,935	15,093	13,180
Stock-based Compensation (2)	1,532	2,647	2,567	3,118
Taxes Other Than Income	12,396	9,921	22,114	20,023

	90,221	83,131	196,251	183,704
Gain / (Loss) on Sale of Assets	59	(172)	59	(113)

Income from Operations	61,722	36,439	99,766	72,529
Interest Expense and Other	5,134	5,445	10,122	10,822

Income Before Income Taxes	56,588	30,994	89,644	61,707
Income Tax Expense	21,166	11,676	33,460	23,378

Net Income	$35,422	$19,318	$56,184	$38,329

Net Earnings Per Share - Basic (3)	$0.72	$0.40	$1.15	$0.79
Average Common Shares Outstanding (3)	48,917	48,789	48,821	48,693

(1)	See the “Impact of Mark-to-Market Accounting Requirements” table for additional information.
(2)	Includes the impact of the Company’s performance share mark-to-market requirement and restricted stock amortization.
(3)	Reflects the 3-for-2 split of the Company’s Common Stock on March 31, 2005.

CABOT OIL & GAS RESULTS — Page 6

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)

	June 30, 2005	December 31, 2004
Assets
Current Assets	$207,400	$194,679
Property, Equipment and Other Assets	1,058,338	1,001,422
Deferred Income Taxes	14,680	14,855

Total Assets	$1,280,418	$1,210,956

Liabilities and Stockholders’ Equity
Current Liabilities	$192,732	$196,889
Long-Term Debt	250,000	250,000
Deferred Income Taxes	259,701	247,376
Other Liabilities	62,165	61,029
Stockholders’ Equity	515,820	455,662

Total Liabilities and Stockholders’ Equity	$1,280,418	$1,210,956

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Cash Flows From Operating Activities
Net Income	$35,422	$19,318	$56,184	$38,329
Change in Derivative Fair Value	(3,831)	653	3,681	6,272
Income Charges Not Requiring Cash	30,679	27,808	62,669	54,883
(Gain) / Loss on Sale of Assets	(59)	172	(59)	113
Deferred Income Tax Expense	6,056	2,632	9,078	7,181
Changes in Assets and Liabilities	430	(14,420)	25,792	10,811
Exploration Expense	11,362	9,568	30,731	25,712

Net Cash Provided by Operations	80,059	45,731	188,076	143,301

Cash Flows From Investing Activities
Capital Expenditures	(74,778)	(66,719)	(115,848)	(102,430)
Proceeds from Sale of Assets	122	22	710	22
Exploration Expense	(11,362)	(9,568)	(30,731)	(25,712)

Net Cash Used by Investing	(86,018)	(76,265)	(145,869)	(128,120)

Cash Flows From Financing Activities
Sale of Common Stock Proceeds	849	6,812	3,580	13,468
Purchase of Treasury Stock	—	(5,342)	(571)	(5,342)
Dividends Paid	(1,957)	(1,306)	(3,296)	(2,602)

Net Cash Provided / (Used) by Financing	(1,108)	164	(287)	5,524

Net Increase / (Decrease) in Cash and Cash Equivalents	$(7,067)	$(30,370)	$41,920	$20,705

CABOT OIL & GAS RESULTS — Page 7

Selected Item Review and Reconciliation of Net Income and Earnings Per Share

(In thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
As Reported - Net Income	$35,422	$19,318	$56,184	$38,329
Reversal of Selected Items, Net of Tax:
(Gain) / Loss on Sale of Assets	(36)	107	(36)	70
Change in Derivative Fair Value	(2,370)	404	2,277	3,882

Net Income Including Reversal of Selected Items	$33,016	$19,829	$58,425	$42,281

As Reported - Net Earnings Per Share	$0.72	$0.40	$1.15	$0.79
Per Share Impact of Reversing Selected Items	(0.05)	0.01	0.05	0.08

Net Earnings Per Share Including Reversal of Selected Items	$0.67	$0.41	$1.20	$0.87

Average Common Shares Outstanding	48,917	48,789	48,821	48,693

Discretionary Cash Flow Calculation and Reconciliation

(In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Discretionary Cash Flow
As Reported - Net Income	$35,422	$19,318	$56,184	$38,329
Plus:
Change in Derivative Fair Value	(3,831)	653	3,681	6,272
Income Charges Not Requiring Cash	30,679	27,808	62,669	54,883
(Gain) / Loss on Sale of Assets	(59)	172	(59)	113
Deferred Income Tax Expense	6,056	2,632	9,078	7,181
Exploration Expense	11,362	9,568	30,731	25,712

Discretionary Cash Flow	79,629	60,151	162,284	132,490
Plus: Changes in Assets and Liabilities	430	(14,420)	25,792	10,811

Net Cash Provided by Operations	$80,059	$45,731	$188,076	$143,301

Net Debt Reconciliation

(In thousands)

	June 30, 2005	December 31, 2004
Current Portion of Long-Term Debt	$20,000	$20,000
Long-Term Debt	250,000	250,000

Total Debt	$270,000	$270,000
Stockholders’ Equity	515,820	455,662

Total Capital	$785,820	$725,662

Total Debt	$270,000	$270,000
Less: Cash and Cash Equivalents	(51,946)	(10,026)

Net Debt	$218,054	$259,974

Net Debt	$218,054	$259,974
Stockholders’ Equity	515,820	455,662

Total Adjusted Capital	$733,874	$715,636

Total Debt to Total Capital Ratio	34.4%	37.2%
Less: Impact of Cash and Cash Equivalents	4.7%	0.9%

Net Debt to Capitalization Ratio	29.7%	36.3%

CABOT OIL & GAS RESULTS — Page 8

Impact of Mark-to-Market Accounting Requirements

(In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Unrealized Gain / (Loss) on Derivatives (1)
Natural Gas	$782	$1,306	$222	$(418)
Crude Oil	3,049	(1,959)	(3,903)	(5,854)

Incentive Stock Compensation Expense (2)
Performance Shares	298	(1,781)	(114)	(1,781)

Mark-to-Market Impact, Before Income Tax	$4,129	$(2,434)	$(3,795)	$(8,053)
Mark-to-Market Impact, Income Tax	(1,575)	927	1,447	3,068

Mark-to-Market Impact on Net Income	$2,554	$(1,507)	$(2,348)	$(4,985)

(1)	These amounts represent the unrealized loss associated with the mark-to-market valuation of open positions which do not qualify for hedge accounting or are ineffective. These amounts are reflected in the respective line items of Operating Revenues. Therefore, the computation of our reported realized commodity prices can be obtained by adding the loss from the respective Operating Revenues line item and dividing by reported production.
(2)	This amount relates to the mark-to-market valuation of the Company’s performance share incentive stock compensation awards that is reflected in general and administrative expense. At June 30, 2005 the Company recognized stock compensation expense based on Cabot’s ranking against a predetermined peer group based on total shareholder return. Cabot must calculate its liability at the balance sheet date under the assumption that its relative ranking remains constant throughout the measurement period, creating an assumed ultimate liability which is then amortized over the measurement period (percent payout multiplied by shares multiplied by stock price at reported balance sheet date multiplied by the pro-rata time expired in the measurement period). Expense recognition will fluctuate between reporting periods due to the valuation of the performance shares at the reported balance sheet date.